Exhibit 99.1

Salesforce.com Media Contact:
Salesforce.com
Gina Sheibley 917-297-8988
gsheibley@salesforce.com

Salesforce.com Investor Contact:
Salesforce.com
John Cummings 415-778-4188
jcummings@salesforce.com

ExactTarget Media Contact:
Finn Partners
Kari Brownsberger 312.329.3980
MediaRelations@ExactTarget.com

ExactTarget Investor Contact:
ExactTarget
Mitch Frazier 317.275.5034
Investor@ExactTarget.com

Salesforce.com Signs Definitive Agreement to Acquire ExactTarget

The combination of ExactTarget with Salesforce will create the market and technology leader in marketing

ExactTarget, a leading cloud marketing platform, is used by more than 6,000 companies including Coca-Cola, Gap and Nike to manage their digital marketing

SAN FRANCISCO and INDIANAPOLIS -June 4, 2013-Salesforce.com [NYSE: CRM], the world's #1 CRM platform (http://www.salesforce.com/), and ExactTarget [NYSE: ET], a leading cloud marketing platform, today announced that they have entered into a definitive agreement under which salesforce.com will acquire ExactTarget in a transaction valued at approximately $2.5 billion.  Under the terms of the agreement, salesforce.com will commence a tender offer for all outstanding shares of ExactTarget for $33.75 per share, in cash.  The transaction has been unanimously approved by the Boards of Directors of both companies.

Salesforce.com's acquisition of ExactTarget will further its mission of being the world's leading CRM platform-one that enables companies to transform how they connect with their customers across sales, service, and marketing. By combining ExactTarget's leading digital marketing capabilities with salesforce.com's leading sales, service and social marketing solutions, salesforce.com will create a world-class marketing platform across email, social, mobile and the web.

The dramatic increase in consumer and business use of social networks, mobile devices, and new digital technologies is causing a revolution in marketing, as budgets previously spent on traditional media are now moving to digital campaigns. Gartner estimates that by 2015 consumer technology companies will have switched one-third of their traditional marketing budgets to digital1, and CMOs will outspend CIOs on information technology by 20172.

1 Gartner, Inc. “Predicts 2013: Digital Marketing Imperatives for Consumer Technology Providers”, December 2012
2 Gartner, Inc. “High-Tech Tuesday Webinar: Software Market Dynamics in EMEA in 2013 and Beyond”, October 2012

The combination of ExactTarget and salesforce.com will increase the value proposition that customers of both companies will receive. Salesforce.com customers-including many of the world's largest and fastest growing organizations-will be able to extend their investments in sales, service and social marketing with access to the industry's most comprehensive marketing automation solution. ExactTarget's large and vibrant customer base-including many of the world's largest consumer brands-will have access to new world-class social marketing capabilities, and will be able to leverage salesforce.com's leading sales, service and platform solutions to transform their end-to-end customer experience.

Comments on the News

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“The CMO is expected to spend more on technology than the CIO by 2017,” said Marc Benioff, chairman and CEO, salesforce.com. “The addition of ExactTarget makes Salesforce the starting place for every company and puts salesforce.com in the pole position to capture this opportunity.”

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“ExactTarget's mission is to revolutionize how businesses connect with their consumers using data-driven digital marketing across all channels,” said Scott Dorsey, ExactTarget chairman, chief executive officer and co-founder. “Salesforce.com's tremendous strength in social marketing, along with its leadership position in sales and service, not only will accelerate this vision, but also provide our customers with a powerful, integrated CRM platform to transform their end-to-end customer experience.”

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“Marketing was the fastest growing CRM category in 2012, growing at 21% (more than four times the software industry forecast norm in 2012),” said Yvonne Genovese, managing VP, Gartner's Marketing Leaders Research. “We believe this growth will continue and marketing will be the largest growing CRM category through 2017.”

Salesforce Marketing Cloud-The Marketing Platform of Choice for CMOs
The acquisition of ExactTarget will accelerate the growth and leadership of the Salesforce Marketing Cloud. The combination of ExactTarget's industry-leading marketing automation and campaign management capabilities with salesforce.com's leading social marketing solutions-listening with Radian6, publishing with Buddy Media, and advertising with Social.com-will deliver the marketing platform of choice for CMOs. Now any company will be able to connect with their customers in entirely new ways across email, social, mobile and the web.

Acquisition to Create the Market and Technology Leader in Marketing
As the global leader in CRM, salesforce.com is number one in sales, service and cloud platforms. And now with the combination of Salesforce and ExactTarget, salesforce.com will become the leader in marketing. The acquisition gives salesforce.com industry leading solutions across every major pillar of CRM, creating a unique customer platform that enables companies to transform how they connect to their customers throughout every part of the customer lifecycle. For ExactTarget, joining salesforce.com will accelerate its growth by providing dramatically increased customer and geographic reach and global operational scale.

ExactTarget-Leading Cloud Marketing Platform for More Than 6,000 Companies
Founded in 2000, ExactTarget is a leading cloud marketing platform. The company's solutions enable marketers to integrate customer data from any source to power digital marketing campaigns across multiple channels, all while leveraging sophisticated marketing automation capabilities. More than 6,000 companies around the world, including Coca-Cola, Gap and Nike rely on ExactTarget's solutions to drive customer engagement, increase sales and improve return on marketing investments.

Details Regarding the Proposed ExactTarget Acquisition
Under the terms of the transaction, salesforce.com will commence a tender offer to acquire all of the outstanding shares of ExactTarget for $33.75 per share in cash, subject to customary closing conditions, including the receipt of a majority of ExactTarget shares in the tender offer and expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.  Following the successful completion of the tender offer, ExactTarget shares not tendered in the tender offer will be converted in a second step merger into the right to receive the same $33.75 per share in cash paid in the tender offer.

The transaction is expected to close late in salesforce.com's fiscal second quarter, ending July 31, 2013.

Financial Impact of the Proposed ExactTarget Acquisition
FY14 Revenue: The acquisition is expected to increase total revenue by $120 to $125 million.  This estimate reflects an approximately $65 to $70 million reduction relating to fair value adjustments to billed deferred revenue and unbilled backlog, adjustments related to the combined customer base, and inter-company revenue elimination.

FY14 non-GAAP EPS: The acquisition is expected to reduce non-GAAP EPS by approximately $0.16. This estimate reflects reduced revenue expectations as described above, and standard integration costs and transaction fees expected to be in the range of $40 to $45 million.

Q2 FY14 non-GAAP EPS: The acquisition is expected to reduce fiscal second quarter non-GAAP EPS by approximately $0.05. This estimate reflects reduced revenue expectations as described above, the company's operating results for the fiscal second quarter and standard integration costs.

Based on the above, Salesforce.com is updating its guidance previously reported on May 23, 2013 as follows:

Q2 FY14 Guidance: Based on an expected late fiscal second quarter close date, this transaction is not expected to have any material impact to salesforce.com's fiscal second quarter FY14 revenue results previously guided on May 23, 2013. Non-GAAP EPS is expected to be in the range of $0.06 to $0.07.

Full Year FY14 Guidance: Revenue for the company's full fiscal year 2014 is projected to be in the range of $3.955 to $4.0 billion, an increase of 30% to 31% year-over-year.

Diluted non-GAAP EPS is expected to be in the range of $0.31 to $0.33. Non-GAAP EPS estimates assume a non-GAAP tax rate of approximately 36%. The non-GAAP EPS calculation assumes an average fully diluted share count of approximately 645 million shares.

These estimates assume a late fiscal second quarter close date, and actual results could differ materially based on the final transaction close date. The company will update full year GAAP EPS guidance upon completion of purchase accounting after the transaction closes.

Non-GAAP Financial Measures: This press release includes information about non-GAAP EPS, non-GAAP tax rates, and constant currency growth rates (collectively the "non-GAAP financial measures").  Non-GAAP EPS estimates exclude the impact of the following non-cash items:  stock-based compensation, amortization of acquisition-related intangibles, and the net amortization of debt discount on the company's convertible senior notes, as well as income tax adjustments.  The purpose of the non-GAAP tax rate is to quantify the excluded tax adjustments and the tax consequences associated with the above excluded non-cash expense items.  These non-GAAP financial measures are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles.  The method used to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies.  Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP.

BofA Merrill Lynch is serving as the financial advisor to salesforce.com. JP Morgan is serving as the financial advisor to ExactTarget.

Management Conference Call
Salesforce.com and ExactTarget will host a conference call to discuss this transaction at 8:00 a.m. (ET) / 5:00 a.m. (PT) on June 4, 2013. A live dial-in is available domestically at 866-901-7332 and internationally at +1-706-902-1764, passcode salesforce.com or 89103168. A live audiocast of the event will be available on the salesforce.com Investor Relations website at http://www.salesforce.com/investor and ExactTarget's website at http://www.ExactTarget.com/company/investor-relations/events-presentations. A replay will be available at 800-585-8367 or +1-855-859-2056 passcode 89103168, until midnight (ET) July 4, 2013.

About ExactTarget
ExactTarget is a leading global provider of cross-channel digital marketing software-as-a-service solutions that empower organizations of all sizes to communicate with their customers through email, mobile, social media, web and marketing automation. ExactTarget's suite of integrated applications enables marketers to plan, automate, deliver and optimize data-driven digital marketing and real-time communications to drive customer engagement, increase sales and improve return on marketing investment. Headquartered in Indianapolis, Indiana with offices in Asia, Australia, Europe, North America and South America, ExactTarget trades on the New York Stock Exchange under the ticker symbol “ET.” For more information, visit www.ExactTarget.com.

About salesforce.com
Salesforce is the world's largest provider of customer relationship management (CRM) software.  For more information about Salesforce.com (NYSE: CRM), visit: www.salesforce.com.

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://salesforce.com, or call 1-800-NO-SOFTWARE.

Forward-Looking Statements
This document contains forward-looking statements with respect to the tender offer and related transactions and the effect on operating margins, cash flows and growth, expectations with respect to synergies and cost savings, the closing of the tender offer and related transactions and the impact on revenues and earnings per share, the combined capabilities of the companies' products, the impact of Salesforce Marketing Cloud, the expected relative spending by CMOs and CIOs in the future, expectations regarding market opportunities, size and growth, market and industry trends and general business outlook. When used in this press release, the words "can," "will," "intends," "expects," "is expected," similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Such statements are based on a number of assumptions that could ultimately prove inaccurate, and are subject to a number of risk factors, including the inability to achieve anticipated synergies, cost reductions or operating efficiencies without unduly disrupting business operations, unexpected costs associated with, or inability to complete, integration activities in a timely manner, the possibility that key personnel of ExactTarget may not be retained by salesforce.com, responses from competitors, customers, users and partners, uncertainties regarding the timing of the closing of the transaction, uncertainties as to how many of ExactTarget's stockholders may tender their stock in the tender offer, the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, and general economic and business conditions. Salesforce.com does not assume any obligation to update any forward looking statement, whether as a result of new information, future events or otherwise. Factors that could cause actual results of the tender offer to differ materially include the following: costs related to the proposed transaction, the risk of failing to obtain any regulatory approvals or satisfy conditions to the transaction, the risk that the transaction will not close or that closing will be delayed, the risk that salesforce.com's and ExactTarget's respective businesses will suffer due to uncertainty related to the transaction, the competitive environment in our industry and competitive responses to the transaction as well as risk factors set forth above. Further information on factors which could affect the company's financial results is provided in documents filed by salesforce.com with the U.S. Securities and Exchange Commission.

Additional Information
The tender offer has not yet commenced. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. At the time the tender offer is commenced, salesforce.com will file with the Securities and Exchange Commission (“SEC”) a Tender Offer Statement on Schedule TO and ExactTarget will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.  ExactTarget stockholders and other investors are strongly advised to read the tender offer materials (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents that have yet to be filed) and the Solicitation/Recommendation Statement because they will contain important information, which should be read carefully before any decision is made with respect to the tender offer.  The Tender Offer Statement and the Solicitation/Recommendation Statement will be available for free at the SEC's website at www.sec.gov. Free copies of these materials and other tender offer documents will be made available by the information agent for the tender offer.
In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender documents, salesforce.com and ExactTarget file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by the parties at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The parties' filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

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